                              SUPPORT SERVICES AGREEMENT


          This Support Services Agreement (this "Agreement") is entered into as of this 10th day of March, 1998, by and between International Wireless Communications Holdings, Inc., a Delaware corporation (the "Company"), and Vanguard China, Inc., a Delaware corporation ("Vanguard").

          WHEREAS, the Company desires to retain Vanguard to provide the services specified in Section 1 below; and

          WHEREAS, the Company is prepared to grant Vanguard certain warrants to acquire Common Stock of the Company in exchange for providing such services;

          NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions hereinafter set forth, and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

          1.   SERVICES.

               (a) Subject to the terms and conditions of this Section 1, Vanguard in its sole discretion will perform the following services: (i) assist Star Digitel Limited, a Company organized under the laws of Hong Kong ("SDL"), in raising at least $50 million in its proposed unit offering consisting of notes and warrants, or an alternative financing acceptable to SDL's board of directors (the "SDL Financing"); and (ii) assist SDL in entering into an equipment supply agreement with Northern Telecom (Asia) Ltd., any of its affiliates or an alternative equipment vendor acceptable to SDL's board of directors to supply and finance up to $150 million (or such lesser amount as SDL's board of directors may approve) of equipment for cellular projects affiliated with SDL (collectively, "Services").

               (b) The Company shall pay or reimburse Vanguard upon demand for all reasonable out-of-pocket expenses, including fees and expenses of counsel for Vanguard, arising in connection with Vanguard's performance of Services.

          2. WARRANT. Concurrently with the execution of this Agreement, the Company shall issue to Vanguard a warrant to purchase shares of the Common Stock on the terms and subject to the conditions set forth in the form of Warrant attached hereto as EXHIBIT A.

          3.   LIABILITY AND INDEMNIFICATION.

               (a) None of Vanguard, any of its affiliates or investees or any of its or their respective officers, directors, employees, agents, attorneys or control persons (within the meaning of Section 15 of the Securities Act of 1933, as amended ("Control Persons")) (collectively, the "Vanguard Group") shall be liable to the Company, any of its affiliates or investees or any of its or their respective officers, directors, employees, agents, attorneys or Control Persons for any losses, costs, damages or other liabilities resulting from the performance of Services hereunder, unless such losses, costs, damages or other liabilities result directly from gross negligence or willful malfeasance by a member of the Vanguard Group in the performance of such Services.

               (b) The Company shall indemnify and hold harmless each member of the Vanguard Group against all losses, costs, damages or other liabilities, including settlements of claims, actions, or threatened actions, finally adjudicated judgments and reasonable attorneys' fees incurred or arising in relation to the performance of Services; PROVIDED however that no such indemnification shall be paid in connection with any matter to the extent such losses, costs, damages or other liabilities result directly from gross negligence or willful malfeasance by a member of the Vanguard Group in the performance of Services.

               (c) Neither party shall be liable to the other party for any special, consequential, exemplary or punitive damages arising from or connected with its performance of its obligations hereunder or any breach of such obligations.

          4.   TERM AND TERMINATION.

               (a) This Agreement shall continue in full force and effect until the earlier of (i) March 1, 1999 and (ii) completion of the Services in Section (1)(a) above, unless terminated earlier pursuant to the provisions of this Section 4.

               (b) This Agreement may be terminated at any time upon the written consent of both parties, upon such terms as the parties may agree. This Agreement may also be terminated by the Company or Vanguard, respectively, should the other party sell all or substantially all its assets to a third party or be subject to a change in control of fifty percent or more of its voting stock by merger or otherwise.

               (c) The termination of this Agreement shall not relieve either party of obligations incurred prior to such termination.

          5.   MISCELLANEOUS.

               (a) Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

               (b) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

               (c) This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, as applied to agreements among New York residents, made and to be performed entirely within the State of New York.

               (d) The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

               (e) Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery or facsimile (upon confirmation of receipt) to the party to be notified or upon deposit with any United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by at least ten (10) days' advance written notice to the other parties.

               (f) If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

               (g) If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

               (h) This Agreement and the documents referred to herein constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of each of the parties hereto.

               (i) For all purposes of this Agreement, Vanguard shall at all times act as and be deemed to be an independent contractor, and shall not act as nor be deemed to be a partner, joint venturer, employee or agent of the Company.

               (j) The Company acknowledges, after a review of its independent directors, that the services contemplated hereunder will not create any conflict of interest between Vanguard and the Company.

          IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date and year first above written.


                                        INTERNATIONAL WIRELESS
                                        COMMUNICATIONS HOLDINGS, INC.


                                        By:
                                           ---------------------------------

                                        Title:
                                              ------------------------------

                                        Address:

                                        400 South El Camino Real, Suite 1275
                                        San Mateo, CA  94402
                                        Fax:  650-685-2170
                                        Attn:  Chief Executive Officer

                                        with a copy to:  Senior Vice President
                                        and General Counsel


                                        VANGUARD CHINA, INC.


                                        ------------------------------------

                                        By:
                                           ---------------------------------

                                        Title:
                                              ------------------------------

                                        Address:

                                        2002 Pisgah Church Road
                                        Greensboro, NC  27455
                                        Fax:  336-545-2500
                                        Attn: Chief Executive Officer

                                        with a copy to:  General Counsel

     THIS WARRANT AND THE COMMON STOCK ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, PURSUANT TO RULE 144 UNDER THE ACT OR PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT.

No. IWCH (SSA) - 1                                     Void after March 10, 2008

                 INTERNATIONAL WIRELESS COMMUNICATIONS HOLDINGS, INC.
                           WARRANT TO PURCHASE COMMON STOCK

          This Warrant, dated March 10, 1998, is issued to Vanguard China, Inc., a Delaware corporation (the "Holder"), by International Wireless Communications Holdings, Inc., a Delaware corporation (the "Company"), pursuant to the Support Services Agreement, dated as of March 10, 1998, by and among the Company and Vanguard China, Inc., a Delaware corporation ("Agreement").

          1. PURCHASE OF SHARES. Subject to the terms and conditions hereinafter set forth, the Holder is entitled, upon surrender of this Warrant at the principal office of the Company (or at such other place as the Company shall notify the Holder hereof in writing), to purchase 323,408 shares of the Company's Class 1 Common Stock, par value $0.01 per share (the "Equity Securities"), at a per share purchase price of No Dollars and One Cent ($0.01) per share. The shares of Equity Securities issuable at any time pursuant to this Section 1 are referred to as the "Warrant Shares." The purchase price of the Warrant Shares as provided in this Section 1 (the "Exercise Price") shall be subject to adjustment pursuant to Section 8 hereof.

          2.   VESTING.  This Warrant shall be exercisable as follows:

               (a)  161,704 Warrant Shares, subject to adjustment pursuant to
Section 8 hereof, upon Star Digitel Limited, a company organized under the laws of Hong Kong ("SDL"), executing definitive financing documents relating to at least $50 million in (i) its proposed unit offering consisting of notes of SDL International Finance Limited and warrants of SDL or (ii) an alternative financing acceptable to SDL's board of directors; and

               (b)  161,704 Warrant Shares, subject to adjustment pursuant to
Section 8 hereof, when SDL enters into an agreement with Northern Telecom (Asia) Ltd., any of its affiliates or an alternative vendor acceptable to SDL's board of directors whereby such vendor agrees to supply and finance up to $150 million (or such lesser amount as SDL's board of directors may approve) of equipment for cellular projects with which SDL is affiliated.

          3. EXERCISE PERIOD. This Warrant is exercisable at any time on any business day but only until and including the close of business on March 10, 2008.

          4. METHOD OF EXERCISE. While this Warrant remains outstanding and exercisable in accordance with Sections 2 and 3 above, the Holder may exercise, from time to time, the purchase rights evidenced hereby. Such exercise shall be effected by:

               (a) the surrender of this Warrant, together with a duly executed copy of the form of subscription attached hereto, to the Secretary of the Company at its principal offices; and

               (b) the payment to the Company of an amount equal to the aggregate Exercise Price for the number of Warrant Shares being purchased.

          5.   NET ISSUE EXERCISE.

               (a) Subject to the terms and conditions herein set forth, the Holder may elect to exchange the right to purchase all or a portion of the Warrant Shares subject to this Warrant for Equity Securities on a net issue basis by surrendering this Warrant at the principal office of the Company together with the subscription notice of such election. Upon such surrender, the Company shall issue to the Holder a number of shares of Equity Securities computed using the following formula:

                                     X = (Y)(A-B)
                                         --------
                                           A

     Where     X -  The number of shares of Equity Securities to be issued to
                    Holder.

               Y - The number of shares of Warrant Shares as to which such cancellation is to be effected.

               A - The fair market value of one share of the Equity Securities to be issued upon such cancellation.

               B - Exercise Price (as adjusted to the date of such calculations).

               (b) For purposes of this Section, the Board of Directors of the Company shall determine the fair market value in its good faith. Upon such exchange, this Warrant shall be cancelled as to the number of Warrant Shares represented by Y in the formula set forth in Section 5(a).

          6. RETURN OF WARRANT AND CERTIFICATES FOR WARRANT SHARES. Upon the exercise or cancellation of the purchase rights evidenced by this Warrant, one or more certificates for the number of Warrant Shares to be issued shall be issued as soon as practicable thereafter, and in any event within thirty (30) days of the delivery of the subscription notice. Together with such share certificate(s), the Company will return to the Holder (or to such other Person as the Holder may designate, so long as the Holder has complied with the applicable provisions of Section 11 as to the transfer of this Warrant to such other Person) this Warrant, after recording on the attached Exercise/Cancellation Schedule the date of such exercise or cancellation and the number of Warrant Shares as to which this Warrant is being exercised or canceled.

          7. RESERVATION OF WARRANT SHARES. The Company covenants that it will at all times keep available such number of authorized shares of its Equity Securities issuable upon exercise of this Warrant, free from all preemptive rights with respect thereto, which will be sufficient to permit the exercise or cancellation of the rights under this Warrant for the full number of Warrant Shares specified herein. The Company further covenants that such Warrant Shares, when issued pursuant to the exercise of this Warrant, will be duly and validly issued, fully paid and nonassessable and free from all taxes, liens, and charges with respect to the issuance thereof.

          8. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES. The number of Warrant Shares, the kind of securities purchasable upon exercise or cancellation of rights under this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

               (a) SUBDIVISIONS, COMBINATIONS AND OTHER ISSUANCES. If the Company shall at any time prior to the expiration of this Warrant subdivide its Equity Securities by split-up or otherwise, or combine its capital stock, or issue additional securities as a dividend with respect to any shares of its Equity Securities, the number of Warrant Shares shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination. Inversely proportional adjustments shall also be made to the Exercise Price payable per share, but the aggregate purchase price payable for the total number of Warrant Shares purchasable under this Warrant (as adjusted) shall remain the same. Any adjustment under this Section 8(a) shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.

               (b) RECLASSIFICATION, REORGANIZATION, AND CONSOLIDATION. In case of any reclassification, capital reorganization, or change in the capital stock of the Company (other than as a result of a subdivision, combination, or stock dividend provided for in Section 8(a) above), then, as a condition of such reclassification, reorganization, or change, lawful provision shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Holder, so that the Holder shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant, the kind and amount of shares of stock and other securities and property receivable in connection with such reclassification, reorganization, or change by a holder of the same number of shares of capital stock as were purchasable by the Holder immediately prior to such reclassification, reorganization, or change. In any such case appropriate provisions shall be made with respect to the rights and interest of the Holder so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities and property deliverable upon exercise hereof, and appropriate adjustments shall be made to the Exercise Price per share payable hereunder, provided the aggregate purchase price shall remain the same.

               (c) NOTICE OF ADJUSTMENT. When any adjustment is required to be made in the Warrant Shares, in the number or kind of shares purchasable upon exercise of this Warrant, or in the Exercise Price, the Company shall promptly notify the Holder of such event and the adjusted number of Warrant Shares, the adjusted Exercise Price and the number of shares and the type of securities or property thereafter purchasable upon exercise of or cancellation of rights under this Warrant.

          9. NO FRACTIONAL SHARES OR SCRIP. No fractional shares or scrip representing fractional shares shall be issued upon the exercise or cancellation of rights under this Warrant, but in lieu of such fractional shares the Company shall make a cash payment therefor on the basis of the fair market value (as determined in good faith by the Company's Board of Directors) of one Warrant Share of the type in question.

          10. NO STOCKHOLDER RIGHTS. Prior to exercise of this Warrant, the Holder shall not be entitled to any rights of a stockholder with respect to the Warrant Shares, including (without limitation) the right to vote such Warrant Shares, receive dividends or other distributions thereon, exercise preemptive rights or be notified of stockholder meetings, and such Holder shall not be entitled to any notice or other communication concerning the business or affairs of the Company. Notwithstanding the foregoing, the Company will give written notice to the Holder at least twenty (20) days prior to the date on which the Company closes its books or takes a record (i) with respect to any Distribution (as defined in the Loan Agreement referred to in the last sentence of this paragraph) upon the Equity Securities, (ii) with respect to any pro rata subscription offer to holders of the Equity Securities or (iii) for determining rights to vote with respect to any Liquidity Event (as defined below), Change of Control (as defined below), dissolution or liquidation. The terms "Liquidity Event" and "Change of Control" shall have the respective meanings given to them in the Loan Agreement dated August 18, 1997 among the Company and the lenders named on EXHIBIT A thereto.

          11. SUCCESSORS AND ASSIGNS. The terms and provisions of this Warrant shall inure to the benefit of, and be binding upon, the Company and the Holder and their respective successors and assigns.

          The Holder may transfer in whole or in part the purchase rights evidenced hereby to any third party to whom such rights may be transferred without registration or qualification under federal or state securities laws, provided: (a) the transferee or assignee receives a Warrant to purchase at least five percent (5%) of the Warrant Shares; (b) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of the name and address of such transferee or assignee; (c) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Warrant; and (d) the transferor shall have delivered to the Company, if reasonably requested by counsel to the Company, an opinion of counsel substantially to the effect that the transfer or assignment can be effected without registration or qualification under applicable federal or state securities laws (or, at the Holder's option, a certification by the Holder to that effect in which the Holder agrees to indemnify and hold harmless the Company in respect of any violation of such securities laws in connection with such transfer). Upon surrender of this Warrant to the Secretary of the Company at its principal offices after any such transfer, the Company will issue one or more new Warrants of like tenor (in the name(s) of the Holder and/or the transferee(s), as appropriate) representing in the aggregate the purchase rights represented by this Warrant.

          12. AMENDMENTS AND WAIVERS. Any term of this Warrant may be amended and the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the holders of the Warrants representing a majority of the securities as to which all outstanding Warrants are then exercisable. Any waiver or amendment effected in accordance with this Section shall be binding upon each holder of the Warrants, any Warrant Shares thereafter purchased under this Warrant, each future holder of all such Warrant Shares, and the Company.

          12. EFFECT OF AMENDMENT OR WAIVER. The Holder acknowledges that by the operation of Section 12, the holders of the Warrants representing a majority of the securities as to which all outstanding Warrants are then exercisable will have the right and power to diminish or eliminate all rights of the Holder under this Warrant.

          14. GOVERNING LAW. This Warrant shall be governed by the laws of the State of Delaware as applied to agreements among Delaware residents made and to be performed entirely within the State of Delaware.

                                        INTERNATIONAL WIRELESS
                                        COMMUNICATIONS HOLDINGS, INC.


                                        By:
                                           -------------------------------
                                        Name:
                                             -----------------------------
                                        Title:
                                              ----------------------------

                                     SUBSCRIPTION


International Wireless Communications Holdings, Inc.
Attention:  Corporate Secretary

          1. The undersigned hereby elects to purchase, pursuant to the provisions of the Warrant to Purchase _______________ shares of _________________ stock of International Wireless Communications Holdings, Inc. and held by the undersigned, ____________ shares of ________ stock of International Wireless Communications Holdings, Inc. Payment of the exercise price per share required under such Warrant accompanies this Subscription.

          1. The undersigned hereby elects to receive shares equal to the value of this Warrant as to _________ Warrant Shares in the manner specified in
Section 5 of the Warrant.


          [Strike paragraph above that does not apply.]


                                        Date:
                                             --------------------------

                                   Signature:
                                             --------------------------

                                     Address:
                                             --------------------------

                                             --------------------------

Name in which shares should be registered:

                            EXERCISE/CANCELLATION SCHEDULE

Date                                    Number of Warrant Shares as to which
                                        Warrant Exercised or Canceled